UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012 kit digital, inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34437 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

26 West 17th Street 2nd Floor

New York, New York 10011

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listings.

On December 12, 2012, KIT digital, Inc. (the "Company") received a notification letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") stating that the Company’s common stock would be delisted from The NASDAQ Stock Market effective at the opening of business on December 21, 2012 upon NASDAQ filing a Form 25-NSE Notification of Delisting with the Securities and Exchange Commission (“SEC”).  Trading of the Company’s common stock is currently subject to a trading halt, which the Company does not expect to be lifted prior to the delisting of the common stock.

The delisting of the Company’s common stock is being precipitated by the Company’s failure to make timely payment of certain listing fees, as required by NASDAQ Listing Rules 5250(f) and 5910(b)(1).  The Company made the determination not to pay the fee based on its current circumstances and outlook, which include: (1) the previously disclosed listing violation (described below), (2) likely delisting in early 2013 due to its failure to hold a 2012 annual meeting, and (3) the possible failure to become compliant in SEC reporting in sufficient time to avoid delisting.  The Company does not intend to request an appeal hearing regarding NASDAQ’s delisting determination.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2012, the Company received a deficiency notice from NASDAQ informing the Company that it was no longer in compliance with NASDAQ Listing Rule 5250(c)(1) due to the Company’s inability to timely file its Form 10-Q for the period ended September 30, 2012 (the "3rd Quarter Form 10-Q"). The Company’s inability to file the 3rd Quarter Form 10-Q within the prescribed time period was because of the Company’s previously announced restatement of certain historical financial statements.

The Company previously disclosed that it intended to submit a plan to regain compliance with NASDAQ’s requirements for continued listing. In light of the delisting notification and the Company’s decision not to appeal the delisting, the Company will not submit a plan of compliance to the NASDAQ.

The Company currently intends to submit an application in order for the Company’s common stock to be listed on the OTC Pink Sheets/OTC Pink Marketplace, including submission of a Financial Industry Regulatory Authority (“FINRA”) Form 211. The Company’s common stock would begin trading on the OTC Pink Sheets/OTC Pink Marketplace following approval by FINRA’s OTC Compliance Unit of the Company’s Form 211 and at least one market maker deciding to quote the Company¹s common stock.  The OTC Pink Sheets/OTC Pink Marketplace is a market tier operated by the OTC Market Group Inc. for over-the-counter traded companies.  The delisting and transition to the OTC Pink Sheets/OTC Pink Marketplace does not change the Company’s obligations to file periodic and other reports with the SEC under applicable federal securities laws.  There is no assurance that the OTC Compliance Unit will approve the Company’s Form 211 in view of the pending restatement of the Company's financial statements or that any market maker will decide to quote the Company’s common stock following delisting by NASDAQ or at all, and thus there is no assurance that the Company’s common stock will become eligible to trade on the OTC Pink Sheets/OTC Pink Marketplace.

Item 4.01 Changes in Registrant’s Certifying Accountants.

On December 17, 2012, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

The previously issued report of Grant Thornton on the Company’s financial statements for each of the years ended December 31, 2011 and December 31, 2010, respectively, did not contain an adverse opinion or a disclaimer of opinion and neither was qualified or modified as to uncertainty, audit scope or accounting principles.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2012, the Audit Committee concluded that, because of errors and irregularities identified in certain of its historical financial statements, the financial statements for the years ended December 31, 2009, 2010 and 2011 will be restated and should no longer be relied upon.

During the fiscal years ended December 31, 2011 and December 31, 2010, and during the period from January 1, 2012 through the date of this report, the Company had: (i) no disagreements with Grant Thornton within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, any of which that, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods; and (ii) except as disclosed herein, no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

As disclosed in the report of Grant Thornton for the fiscal year ended December 31, 2011, the Company has not maintained effective internal control over financial reporting as of December 31, 2011 due to a material weakness in its internal control over financial reporting related to the lack of finance personnel with understanding of US GAAP to ensure that all transactions were reported in accordance with US GAAP on a timely basis.  The material weakness was disclosed in Items 8 and 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in Item 4 of the Quarterly Reports on Form 10- Q for the quarters ended March 31, 2012 and June 30, 2012 and is disclosed therein. As of December 17, 2012, the Company’s remediation efforts with respect to this material weakness were not complete. The Company has authorized Grant Thornton to respond fully to inquiries from successor accountants concerning these matters.

The Company has provided Grant Thornton with a copy of the above disclosures, and, as required by the SEC’s rules, the Company has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above.

Item 7.01 Regulation FD Disclosure.

As previously reported, the Audit Committee initiated an investigation of certain transactions that gave rise to impairments taken by the Company during the quarter ended June 30, 2012. The investigation, conducted by independent legal and professional advisors under the direction of the Audit Committee, and in consultation with Grant Thornton, identified certain errors and irregularities in the Company’s historical financial statements. The Audit Committee’s investigation with respect to these matters has concluded; however, the Company continues to review these matters in connection with the previously announced financial statement restatement.

The accounting errors and irregularities identified during the Audit Committee investigation relate primarily to recognition of revenue related to certain perpetual software license agreements entered into by prior management in 2010 and 2011. The investigation concluded that the Company improperly recognized revenue in 2010 and 2011 for perpetual software licenses where delivery of software and/or required software customization was not completed prior to recognition of revenue; license payments had not been made on several of the licenses; and/or the companies involved in the transactions and the circumstances of certain payments made by these companies were questionable. The timing and circumstances of these transactions also raised questions as to whether certain of the transactions were designed to assist the Company in reporting earnings consistent with analysts’ expectations.

The Audit Committee also concluded that certain transactions entered into by the Company during fiscal years ended December 31, 2008 through December 31, 2011, were related party transactions. With respect to the related party issues, the Audit Committee concluded that the Company’s investments with at least three entities – Enable Invest Ltd., Maiden Capital LLC, and MNA Partners Ltd. – should have been disclosed as related party transactions at the time the investments were made. The Company recognized a loss on the impairment of the Enable investment of $2.1 million for the year ended December 31, 2011 and recorded a $1.2 million charge related to the investment in Maiden Capital. The Company intends to review these transactions in more detail in connection with the restatement.

The Company is engaged in an ongoing review of the transactions that were the subject of the Audit Committee investigation as well as other similar transactions. It is possible that the Company may conclude that additional revenue in prior periods was not recognized appropriately, including with respect to the identified related party transactions. The Audit Committee’s conclusions relate to prior historical financial statements and are not related to any actions taken by current directors or current officers of the Company.

Important Caution Regarding Forward-Looking Statements

This report contains certain "forward-looking statements." These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans" and variations of these words or similar words. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: the risk that additional information may become available in preparing and auditing the financial statements that would require the Company to make additional corrections, the time and effort required to complete the restatement of the financial statements, the ramifications of the Company’s potential inability to timely file periodic and other reports with the SEC, risk that the Company’s common stock will not be eligible to trade on the OTC Pink Sheets/OTC Pink Marketplace or that the Company determines not to seek to make the shares of common stock eligible to trade on the OTC Pink Sheets/OTC Pink Marketplace, the risk of engaging a new audit firm and the terms thereof, and the risk of litigation or governmental investigations or proceedings relating to these matters. Certain risks and uncertainties related to the Company’s business are or will be described in greater detail in the Company’s filings with the SEC. Except as required by applicable law, the Company is not under obligation to (and expressly disclaims any such obligation to) update its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Fabrice Hamaide
Fabrice Hamaide
Chief Financial Officer and Secretary

Date: December 18, 2012